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                                                                       10.(x)(B)

February 18, 1997

Tom Grimes
c/o Tremmingham's 37 Front Street
Hamilton, Bermuda

Dear Tom:

Reference is made to your Compensation Agreement (the "Agreement") dated as of February 3, 1997, with Montgomery Ward & Co., Incorporated (the "Company").

In order to induce you to accept the offer of employment contained in the Agreement, General Electric Capital Corporation ("GE Capital"), as a principal shareholder in the Company, hereby agrees with you that if, for any reason other than termination of your employment, either voluntarily by you or for "cause" by the Company, the Company shall fail to pay to you the base salary for the first three years of such Agreement and the first year guaranteed bonus of such Agreement, then GE Capital shall pay such amounts to you as provided in and subject to the conditions of the Agreement. This obligation on the part of GE Capital shall be triggered by your written notice to GE Capital that the Company has ceased to make such payments as required by such Agreement.

Very truly yours,

General Electric Capital Corporation

By: /s/ Edward D. Stewart
    --------------------------------
    Executive Vice President